UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On June 22, 2015, EXOR S.p.A. (“EXOR”) made a presentation to Institutional Shareholder Services Inc.  A copy of the slides used in that presentation is provided below:

1 APRIL 2015 PARTNER RE 1 EXOR’S $ 137.50 PER SHARE SUPERIOR ALL - CASH OFFER TO ACQUIRE P ARTNER R E PRESENTATION TO INVESTORS JUNE 22, 2015

2 Certain statements and information contained in this communication that are not statements of information or historical fact constitute forward - looking statements, notwithstanding that such statements are not specifically identified as such . These forward - looking statements include, but are not limited to, statements regarding a proposal by EXOR S . p . A . , a società per azioni organized under the laws of the Republic of Italy (“EXOR”) to acquire PartnerRe Ltd . , a Bermuda exempted company (“ PartnerRe”), business development activities, including the timing of closing pending transactions, numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with PartnerRe’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and expected future performance (including expected results of operations and financial guidance), and the future growth opportunities, financial conditions, operating results, strategy and plans of each of PartnerRe and EXOR and other matters . Forward - looking statements may include terminology such as “anticipates,” “expects,” “intends,” “plans,” “forecasts,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “objective,” “goal,” “outlook,” “opportunity,” “tentative,” “remains,” “on track,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar terminology . These statements are based upon the current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent assumptions, risks and uncertainties, including, but not limited to, assumptions, risks and uncertainties discussed in PartnerRe’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in EXOR’s public announcements or filings with the Borsa Italiana which factors are incorporated herein by reference . Important factors that could cause actual results to differ materially from the forward - looking statements we make in this communication are set forth in other reports or documents that we file from time to time with the SEC, Consob or Borsa Italiana, and include, but are not limited to : (i) the ultimate outcome of any possible transaction between EXOR and PartnerRe including the possibilities that EXOR will not pursue a transaction with PartnerRe and that PartnerRe will reject a transaction with EXOR ; (ii) if a transaction between EXOR and PartnerRe were to occur, the ultimate outcome and results of PartnerRe, the ultimate outcome of EXOR’s pricing and operating strategy applied to PartnerRe and the ultimate ability to realize the anticipated benefits of the transaction ; (iii) the future financial condition, operating results, strategy and plans for PartnerRe ; ( iv) the effects of governmental regulation on the proposed transaction ; (v) ability to obtain regulatory approvals and meet other closing conditions to the transaction, including the necessary shareholder approvals, on a timely basis ; (vi) our ability to sustain and grow revenues and cash flow from, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the global markets ; (vii ) the impact of competition from other market participants ; and (viii ) the risks and uncertainties detailed by PartnerRe with respect to its business as described in its reports and documents filed with the SEC . All forward - looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement . EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward - looking statements or in connection with any use by any party of such forward - looking statements . Any forward - looking statements contained in this presentation speaks only as of the date of this presentation . EXOR undertakes no obligation to update or revise its outlook or forward - looking statements, whether as a result of new developments or otherwise

3 This presentation does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities . EXOR has filed a proxy statement (the “Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS Capital Holdings Limited (the “Special Meeting Proposals”) . This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . All such documents, when filed, are available free of charge at the SEC’s website (www . sec . gov) or by directing a request to EXOR through the investor contacts listed above .

AGENDA

Executive summary

1. Valuation
2. Market Reaction
3. Strategic Rationale
4. Negotiation & Process, 5. Conflicts of Interest and 6. Governance
7. EXOR Transaction Superior Also For Preferred Shareholders

4

EXOR

5 ▪ One of Europe’s leading listed investment companies, controlled by the Agnelli family ▪ An entrepreneurial owner with over a century of successful investments ▪ Focused on global businesses primarily based in Europe and the U.S . ▪ Actively participates in building its companies ▪ Committed to a conservative capital structure NAV GROWTH OVER TIME EXPECTED TO EXCEED MSCI W ORLD I NDEX PERFORMANCE IN E UROS EXOR AT A GLANCE Investments 11,332 73.9% Other Investments 697 4.5% Financial Investments 1,131 7.4% Cash and Cash Equivalents 1 1,883 12.3% Treasury Stock 981 6.4% Gross Asset Value (GAV) 15,327 100.0% Gross Debt (1,690) Ordinary Holding Costs 2 (170) Net Asset Value (NAV) 13,467 26 M AY 2015 € MN 2,999 1,169 19.6% 7.6% 6,467 42.2% % GAV 1 - March 31 figures adjusted to take into account asset disposals (AWH and Sequana) and investments (PRE) 2 – Over 10 years

6 0 5 10 15 20 25 30 35 40 45 50 2009 93.3 37.8 55.5 2010 45.8 17.2 28.6 2011 (24.4) (4.5) (19.9) 2012 20.6 11.4 9.2 2013 16.2 18.7 (2.5) 2014 14.8 17.2 (2.4) 2015 YTD 32.5 15.7 16.8 C OMPOUNDED ANNUAL RATE 27.4 17.7 9.7 A NNUAL PERCENTAGE CHANGE YEAR 1 - EXOR NAV 2 - MSCI D ELTA (1 - 2) EXOR HISTORICAL NAV PERFORMANCE NET ASSET VALUE GROWTH ▪ Active NAV management ▪ Share capital simplification ▪ Increased transparency in communication ▪ Lower volatility in financial markets ▪ Annualized share price growth: +38.6% NAV DISCOUNT TIGHTENING NAV ( € mn) – EXOR share price ( € ) M ARCH 2009 T ODAY 58.6% 19.1% 1 - Data in 2009 started on March 1, the date before EXOR’s listing on Borsa Italiana; data in 2015 up to May 26 . MSCI refers to MSCI World Index in Euro 2,968 3,708 4,497 5,258 5,737 5,818 5,520 6,624 8,364 8,883 8,752 5,965 6,320 7,470 7,128 7,464 7,620 8,364 8,533 9,162 8,852 9,886 9,097 8,891 10,164 13,334 13,467 EXOR Listing Jun-09 Dec-09 Jun-10 Dec-10 Jun-11 Dec-11 Jun-12 Dec-12 Jun-13 Dec-13 Jun-14 Dec-14 Today

ACTIONABLE ALTERNATIVE AND SHAREHOLDER SOVEREIGNITY

1. **EXOR's unwavering commitment to PartnerRe is demonstrated by its $600+mn investment in the company**
   - **EXOR is the largest shareholder with a 9.9% stake**
2. **EXOR's Binding Offer provides PartnerRe shareholders with certainty of execution**
   - **Binding Offer contains EXOR signature pages to the Merger Agreement**
   - **Executable by PartnerRe immediately upon termination of the AXIS Agreement[1]**
3. **After termination of the AXIS Agreement[1], PartnerRe's Board can simply execute its signature pages to accept the EXOR Binding Offer with no further action required by EXOR, thus providing shareholders with a clear avenue to achieving the certain and superior value offered by EXOR**
4. **EXOR expects to be able to close the transaction in fourth quarter of 2015, assuming no further delays from PartnerRe Board**

1 - The offer remains open until 5:00pm Bermuda time on the earlier of the second date following termination of the AXIS amalgamation agreement and 7/26/2015 (which is two days following the expected date of the special general meeting of PartnerRe shareholders to consider the AXIS transaction). The offer will become null and void if PartnerRe has not accepted the offer by delivery of the countersignature to the merger agreement prior to the expiration time noted above or if such acceptance would violate law

7

EXOR

SUMMARY OF IMPORTANT VOTING CRITERIA

PartnerRe's proposed transaction with AXIS fails against all of the important voting criteria

#	Criterion	Question	*Assessment of AXIS / PRE Amalgamation*
1	VALUATION	▪ Is the value to be received by shareholders reasonable?	✘
2	MARKET REACTION	▪ How has the market responded to the proposed deal?	✘
3	STRATEGIC RATIONALE	▪ Does the deal make sense strategically?	✘
4	NEGOTIATION & PROCESS	▪ Were the terms of the transaction negotiated at arms-length? Was the sale process comprehensive (e.g., full auction, partial auction, no auction)?	✘
5	CONFLICTS OF INTEREST	▪ Are insiders benefiting from the transaction disproportionately and inappropriately?	✘
6	GOVERNANCE	▪ Will the combined company have a better or worse governance profile?	✘
7	PREFERRED SHAREHOLDERS	▪ Are the preferred shareholders being treated and informed fairly by the company?	✘

8

EXOR

9 R ESEARCH A NALYST C OMMENTARY ANALYSTS AND SHAREHOLDERS RECOGNIZES SUPERIORITY OF EXOR OFFER BMO Capital Markets - April 14, 2015 “ A Superior Offer – At $130, or a 13% premium to PRE 2014 year - end tangible book, it is hard not to see this offer as economically superior to the one agreed to with AXIS Capital ...which was struck at tangible book value. ” “our working assumption is PRE shareholders will vote Against the MOE .” Dowling & Partners - June 18, 2015 Equity Research #2 - April 14, 2015 “ We think that PRE shareholders should be pleased with this new cash offer , and outside of AXS raising its offer, do not expect any other competing bids. We don’t see a revised matching AXS bid nearly as compelling as its original bid .” S HAREHOLDER C OMMENTARY Barclays Capital - May 12, 2015 “ In our view, EXOR's bid to acquire PRE is clearly superior to Axis's merger - of - equals proposal although we think PRE and AXS will still try to salvage their deal. ” “When EXOR argues that an investor should be happy to pocket the $137.50 associated with the offer and reinvest it in one of PartnerRe's peers for a similar return profile, it is difficult to argue with that assertion, given the data.” Deutsche Bank - June 21, 2015 Equity Research #5 - May 12, 2015 “ Our take is it may become increasingly difficult for PRE's board to fend off this new offer, which is higher than the current all - stock merger agreement with AXS that values PRE at just over $130/share (which takes into account the special dividend). ” Franklin Mutual Advisers LLC - April 16, 2015 “We weren’t happy with the terms of the deal and we expressed that to the company .” “ We were happy to see the proposal yesterday from Exor, which, without a doubt, is a better deal - a much superior deal - to the current proposal on the table. ” - May 22, 2015 “...expressing our concern that, with respect to the EXOR offer, certain actions of the Board of PartnerRe Ltd. (the “Company”) did not appear to have been in the best interests of PartnerRe shareholders. ” “...in our view, there is ample evidence that the latest EXOR offer from May 12 “would reasonably be likely to result in a Superior Proposal” under the merger agreement with Axis. We believe that PartnerRe should immediately and publicly acknowledge this.” Sandell Asset Management Corp. “However, to us it appears that PartnerRe is at best using lofty assumptions and at worst being unreasonable as to the value creation its merger with AXIS can deliver .” BMO Capital Markets - June 4, 2015

10 SUMMARY ASSESSMENT (1/6) 1 - Based on AXIS’ unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXI S, if the AXIS Agreement is terminated) 2 - Based on pro forma tangible book value per share of $51 for the combined company as of 12/31/15 per 6/1/15 PartnerRe Investor Prese nta tion, multiplied by the exchange ratio of 2.18 plus the special dividend of $11.50 3 – Refer to page 20 for details V ALUATION 1 ▪ The AXIS transaction does not maximize value for PartnerRe shareholders ▪ EXOR’s binding offer provides PartnerRe shareholders with an actionable alternative at a clearly superior valuation compared to the AXIS transaction A. EXOR’S ALL CASH OFFER OF $137.50 PER SHARE DELIVERS SUPERIOR UPFRONT VALUE COMPARED TO AXIS MERGER ▪ 10% premium to implied value of AXIS transaction 1 ▪ ~12% premium (~$15) to pro forma TBVPS received by PartnerRe shareholders 2 ▪ All - cash consideration provides value certainty vs. AXIS share deal B . VALUE ADVANTAGE OF EXOR’S OFFER IS SUSTAINED IN FUTURE ▪ PartnerRe shareholders better off reinvesting EXOR’s cash premium proceeds in basket of AXIS/PartnerRe (re)insurance peers » This deal will deliver a value of $162 3 per share to PartnerRe shareholders by the end of 2017, compared to only $151 3 per share under the AXIS transaction » Enables PartnerRe shareholders to retain upside (if any) from rising interest rates or improved industry pricing ▪ Conversely, purported value upside from AXIS/PartnerRe merger greatly exaggerated » Assumes unrealistic multiple expansion based on a biased peer selection that have historically outperformed AXIS and PartnerRe; there is also a risk that the multiple could contract (not predictable) » Double counts reserve redundancies, given these are already priced into PartnerRe’s trading multiple » Takes full credit for yet - to - be realized synergies upfront

SUMMARY ASSESSMENT (2/6)

1 VALUATION (CONT'D)

C. IN CONTRAST TO THE AXIS TRANSACTION, EXOR'S OFFER REPRESENTS A FULL VALUATION FOR PARTNERRE[1], ABOVE COMPARABLE PRECEDENT TRANSACTIONS[2]

- P/TBV of 1.23x (highest among precedents) while delivering all-cash consideration (conversely, all previous transactions have significant share components)
- 20% above average PartnerRe share value under fairness opinion from its own financial advisor[3]
- 27% premium to PartnerRe's unaffected share price of $114.14[4]

2 MARKET REACTION

- Market reacted skeptically to AXIS/PartnerRe merger following announcement on January 25, 2015
  - Until the announcement of EXOR proposal, PartnerRe's implied value averaged $112.22 per share under initial AXIS agreement[5]
  - Represents 2% discount to PartnerRe's unaffected price
- Limited value ascribed by market for purported synergies
  - As PartnerRe's Chairman noted, "[c]learly, since the announcement of this merger, the market seems to have been reluctant to recognize the benefit of the synergies and to reflect it in our respective stock prices"[6]
- Following the muted market reaction over the merger with PartnerRe, rumors of takeover of AXIS have spread in the market
  - Implied value of PartnerRe under AXIS transaction based on AXIS' currently inflated trading levels not meaningful

1 - Based on a PartnerRe valuation including the impact of $315mn termination fee and expense reimbursements
2 - See slide 23 for list of precedent transactions
3 - Based on $121.54 Average of Credit Suisse Fairness Opinion Values, as detailed in Appendix. Source: AXIS/PartnerRe Form S-4 Registration Statement filed 6/1/15
4 - PartnerRe unaffected share price at closing 1/23/15 (last trading day prior to initial AXIS Amalgamation announcement)
5 - From January 26, 2015 (the day after the announcement of the initial AXIS/PartnerRe transaction) to April 13, 2015 (the day before the announcement of EXOR's initial proposal)
6 - From PartnerRe investor call on May 4, 2015

11

EXOR

SUMMARY ASSESSMENT (3/6)

3

STRATEGIC RATIONALE

- Poor strategic rationale for AXIS/PartnerRe transaction
  - Suboptimal way for PartnerRe shareholders to enter primary insurance business
  - Larger balance sheet does not translate into leading insurance or reinsurance platform or into successful third party capital management initiatives
  - High level of integration risk, including business disruption for employees, clients and distributors when two distinct corporate cultures combine
  - Higher leverage of the combined AXIS/PartnerRe significantly increases risk for PartnerRe common and preferred shareholders, and for policyholders
- Claimed benefits of the AXIS/PartnerRe combination not credible:
  - Targets aggressive cost savings (~19% of combined cost base), but assumes no material long-term business loss from overlap or client losses
  - Assumes $60+ million of future pre-tax income from startup 3rd party capital management business, more than 4x comparable initiatives launched successfully by others in past
  - Implies unrealistic growth in Primary Insurance (+64% in net premiums earned, or +$1.2 billion), even though PartnerRe adds no market presence/capabilities to AXIS' existing platform[1]
  - Sets unrealistic $20 million incremental pre-tax income target for Life and A&H business
  - Assumes to finance such growth with no additional capital, as more than 125%[2] of 2015-2017 cumulative operating earnings will be distributed to common shareholders
    - Frames capital return as a transaction benefit even though each company could do this on a standalone basis

1 - NPE growth calculated by projecting the same combined ratio achieved by AXIS in 2014 to the premiums earned in 2017
2 - Based on ca. $3.7bn of distributed capital (includes $11.50 per share special dividend to PartnerRe shareholders, $750mn in additional capital distribution to common shareholders of the combined AXIS/PartnerRe entity immediately after closing, ca $2.2 billion in committed capital distribution through year-end 2017, equivalent to 100% of operating earnings, and ca. $190mn of ordinary dividends of both companies for the first 9 months of 2015) and $2.9bn of cumulated operating earnings of AXIS/PartnerRe combined for 2015-17, as per Form S-4 Registration Statement filed 6/1/15

12

EXOR

13 SUMMARY ASSESSMENT (4/6) N EGOTIATION & P ROCESS 4 ▪ Process initiated and led by 3 non - executive directors 1 of PartnerRe (“Transaction Committee”) » Approached only AXIS and did not conduct pre - signing market check » No PartnerRe management or financial advisors involved until key economics were negotiated. Conversely, AXIS CEO was heavily involved in the deal negotiation » Initial AXIS deal valued PartnerRe at $107.54 per share 2 , which represents a 6% discount to its unaffected price and a 6% discount to its TBVPS » Despite calling deal an MOE, effectively handed operational control to AXIS, while failing to compensate PartnerRe shareholders with a premium valuation for such risk ▪ Included aggressive deal protections and an over 4.5% termination fee 3 , well above market standard ▪ In response to EXOR’s initial $130 per share offer, PartnerRe implemented unusual “waiver” process involving one - way information flow » EXOR not allowed to conduct due diligence or secure non - public information, while providing all requested information to PartnerRe ▪ PartnerRe used information obtained from EXOR in waiver process to renegotiate with AXIS, effectively acknowledging superiority of EXOR’s offer by announcing revised AXIS transaction with $11.50 special dividend » Increased termination fee disproportionately by $30mn » Tightened definition of “Superior Proposal” in an attempt to be preclusive to EXOR or other competing bidders ▪ Even after EXOR increased its offer to $137.50 per share, PartnerRe has aggressively defended an inferior transaction with AXIS without giving full and fair consideration to EXOR’s superior offer ▪ PartnerRe has misrepresented facts and adopted scare tactics to lure preferred shareholders vote ▪ PartnerRe refuses to provide to EXOR customary shareholder access information in an attempt to censor the flow of information and manipulate the outcome of the upcoming vote » By refusing this information, PartnerRe is attempting to exploit the anomaly of a largely retail held preferred having significantly disproportionate voting power (~40%) to economics (~12%) 1 – Current Chairman Jean - Paul Montupet , current Board member Roberto Mendoza and current Interim CEO and Board member David Zwiener 2 - Based on AXIS’ unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXI S , if AXIS Agreement terminated ) 3 – Representing $315mn in termination fee and expense reimbursements, which will be paid by EXOR at closing

14 SUMMARY ASSESSMENT (5/6) 1 – Includes: ACGL , AGII , AHL , AWH , ENH , MRH , RE, RNR , VR 2 - Source: Wall Street Journal (May 4, 2015 ) 3 – Includes $1mn annual base salary, $1.5mn RSUs, $3.5mn cash bonus payable on the closing date of the AXIS transaction, plus a dditional discretionary cash bonus based on the PartnerRe Board’s assessment of the execution of the AXIS transaction. Mr. Zwiener was appointed Interim CEO on Jan 26, 2015 and is expected to serve until Sept 30, 2015 (expected closing of the AXIS transaction) C ONFLICTS OF I NTEREST 5 ▪ PartnerRe Board members are the prime beneficiaries of purported MOE, as 7 of the existing 10 PartnerRe Board members will join the combined entity Board. Conversely » Five of seven senior executive roles (named to date) awarded to AXIS, including CEO and CFO » No premium paid to PartnerRe shareholders » PartnerRe shareholders and policyholders exposed to a significantly higher leveraged balance sheet and facing substantial merger integration risk » PartnerRe employees to incur substantial redundancies ▪ PartnerRe Board economic interest not aligned with shareholders: PartnerRe’s board owns only 0.3% of the company, well below 2.1% average for peers 1 ▪ Members of PartnerRe’s Transaction Committee have significant personal interests that incentivize them to favor the AXIS transaction, even though it is inferior for PartnerRe’s shareholders » Jean - Paul Montupet , Chairman of PartnerRe and primary architect of AXIS transaction, negotiated for himself to be Chairman of combined company  Requires supermajority approval of combined company’s board to remove Mr. Montupet from Chairman position during first 3 years; no other board member granted such protections  Mr. Montupet’s desire to protect AXIS transaction at all costs demonstrated by his statement that other potential bidders “should have the good sense to stay away” 2 » David Zwiener , Interim CEO of PartnerRe, has an annualized total compensation of ~$8.5mn + additional discretionary cash bonus 3 , including a guaranteed bonus of $ 3.5mn plus additional discretionary cash bonus only payable if AXIS transaction is completed  Mr. Zwiener’s overall compensation package is excessive and well beyond market standard; Mr. Zwiener is also guaranteed a seat on board of combined company  Mr. Zwiener has a conflict of interest as a member of PartnerRe’s Board, as he will forfeit his $3.5mn bonus plus the additional discretionary cash bonus if the EXOR transaction is recommended by the PartnerRe Board

15 SUMMARY ASSESSMENT ( 6 /6) G OVERNANCE 6 ▪ A combined AXIS/PartnerRe would be subject to the same poor governance exhibited by PartnerRe » Attempt to leverage the preferred shareholders vote by deliberately misrepresenting facts serves as a prime example » Jean - Paul Montupet , who has not acted in shareholders’ best interests, to be Chairman of combined company ▪ Under current PartnerRe bye - laws, shareholders can remove any director without cause, but under the proposed bye - laws of the AXIS/ PartnerRe amalgamated company, directors can only be removed for “cause” (a very high standard ) ▪ AXIS transaction effectively amounts to a sale of PartnerRe without recognizing a change - of - control premium for its shareholders » PartnerRe management ceding control, with five of seven senior executive roles (named to date) awarded to AXIS, including CEO and CFO positions » The exclusion of PartnerRe’s CEO from merger discussions with AXIS, resulting in his resignation, left the PartnerRe shareholders in a compromised position, particularly if the original AXIS transaction failed to close

16 P ARTNER R E PREFERRED SHARES: BACKGROUND AND ISSUES BACKGROUND ▪ Unique situation under Bermuda law in which preferred shareholders entitled to vote on transaction ▪ Each preferred share entitled to one vote (i.e., same as common shares) » Accordingly preferred shares represent approximately 40% of eligible votes to be cast at SGM » However, preferred shares account for only ~12% of the combined value of preferred/common shares ISSUES WITH P ARTNER R E ’ S APPROACH TO PREFERRED SHAREHOLDERS ▪ PartnerRe is attempting to exploit this disproportionate voting representation and lure preferred shareholders to vote in favor of the AXIS/PartnerRe deal by misrepresenting facts and making misleading statements about the EXOR transaction » Seeking to leverage the largely retail preferred shareholder base, with their disproportionate representation in the vote, to disadvantage institutional common shareholders ▪ For example, PartnerRe sent a letter to shareholders affirming that “there is considerable risk that the rating of preferred shares would be downgraded upon sale to EXOR” and represented a S&P leverage ratio of >40% for preferred shareholders if the proposed EXOR transaction were completed 1 » Statements are without merit and not endorsed by S&P (please refer to EXOR press release on 6/16/15) » As per S&P methodology, leverage ratio for preferred will actually be lower under the EXOR transaction compared to the AXIS transaction (see slide 47) ▪ EXOR transaction leaves preferred shareholders with exactly the same security they currently own at closing while avoiding any unnecessary merger integration risks » EXOR’s ownership would further enhance financial security of the preferred shares at closing and after closing 1 – PartnerRe investor presentation on 6/1/15 page 10, reported on page 45 of this document

AGENDA

Executive summary

1. Valuation

2. Market Reaction

3. Strategic Rationale

4. Negotiation & Process, 5. Conflicts of Interest and 6. Governance

7. EXOR Transaction Superior Also For Preferred Shareholders

17

EXOR

EXOR'S BINDING OFFER DELIVERS SUPERIOR VALUE FOR PARTNERRE COMMON SHAREHOLDERS AT CLOSING

1

PARTNERRE'S OFFER VALUE COMPARISON



$137.50[1]
+$12.33
+10%
$125.17
+$14.82
+12%
$122.68
EXOR's Binding Offer (All-Cash)
Unaffected Value[2]
Pro Forma TBVPS[3]
Revised AXIS transaction (~90% Stock)

- **EXOR's Binding Offer of $137.50 per share represents a 10% premium to the implied unaffected value of the AXIS transaction[2]**
- **EXOR's Binding Offer delivers approximately $15 of additional TBVPS to PartnerRe shareholders**

Full, immediate and guaranteed value to PartnerRe common shareholders at closing

1 - PartnerRe shareholders to continue to receive regular dividend until closing, in addition to the $137.50 per share they will receive at closing of the EXOR transaction
2 - Consists of 2.18 shares of AXIS and special dividend of $11.50 per PartnerRe share. Based on AXIS' unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXIS, if AXIS Agreement terminated)
3 - Equal to pro forma tangible book value per share of $51 for the combined company as of 12/31/15 per 6/1/15 PartnerRe Investor Presentation, multiplied by the exchange ratio of 2.18 plus the special dividend of $11.50

18

EXOR

ALL-CASH CONSIDERATION PROVIDES VALUE CERTAINTY COMPARED TO UNCERTAIN AXIS FUTURE SHARE PRICE

1

- EXOR's all-cash offer provides value certainty
- In contrast, the value of the AXIS transaction remains uncertain and is subject to many factors:
  - Realization of meaningful synergies
  - Execution of complex integration
  - Retention of key clients and employees
  - Potential for large catastrophe losses
  - Market risk
  - Impact of challenging operating environment
- Cash offer is particularly attractive when PartnerRe management projects earnings to decline

KEY OPERATING CHALLENGES

- Growing reinsurance industry capital base
- P&C reinsurance pricing still under pressure
- Increasing retention level by primary insurers
- Depletion of favorable reserve releases
- Continued low interest rate environment

PARTNERRE PROJECTED OPERATING EARNINGS[1] ($MN)



572
508
479
16%
2015E
2016E
2017E

19

1 - As per PartnerRe management projections published in the Form S-4 Registration Statement filed 6/1/2015, relating to the PartnerRe / AXIS Amalgamation Agreement

EXOR

VALUE ADVANTAGE OF EXOR'S BINDING OFFER SUSTAINED IN FUTURE

1

- EXOR's all-cash Binding Offer delivers superior value to PartnerRe shareholders, both at closing and in the future
- Reinvesting the cash consideration from EXOR in (re)insurance peers or other equities at a market return would result in illustrative value of $162 by 2017 for PartnerRe shareholders
  - Well exceeding the value potential of the AXIS transaction, even using AXIS/PartnerRe own unrealistic financial projections
- Reinvesting EXOR's cash proceeds in (re)insurance peers will also enable PartnerRe shareholders to retain upside (if any) from rising interest rates or improved industry pricing

ILLUSTRATIVE FUTURE VALUE



$170
$150
$130
$110
$124
$139
$137
$150
$151
$162
Year-End 2015
Year-End 2016
Year-End 2017
Headline Value of EXOR's Binding Offer $137.50
AXIS Offer Value 1
EXOR Binding Offer Value 2

1 - AXIS offer value equal to estimated pro forma TBVPS for AXIS multiplied by the exchange ratio of 2.18 plus the special pre-closing dividend of $11.50, including any additional ordinary dividends PartnerRe shareholders will receive under the AXIS Transaction. Pro forma TBVPS at year-end 2016 and year-end 2017 reflects net income based on projections disclosed in Form S-4 Registration Statement filed 6/1/15, $200mn cost synergies phased in 50% in 2016 and 100% in 2017, pre-tax restructuring charge of $225mn (incurred 80% in Q4 2015 and 20% in 2016); excludes revenue dissynergies, upside from third party capital and incremental growth. All dividends compounded at 8.0% annual return based on estimated equity market return. All adjustments taxed at 16% assumed pro forma tax rate.

2 - Equal to EXOR's all-cash offer of $137.50 and two $0.70 PartnerRe quarterly dividends prior to assumed closing date of 12/31/2015. Expected value of EXOR's Binding Offer at year-end 2016 and year-end 2017 reflects 8.0% annual return based on estimated equity market return

20

EXOR

21 AXIS / P ARTNER R E VALUE UPSIDE GREATLY EXAGGERATED BY P ARTNER R E REASONABLE EXPECTATION P ARTNER R E MISCHARACTERIZATION    1.00x ~$103.00 1 At P/TBV of ~8.00 0 .00 ~$111.00 ??? ~$111.00 11.50 ~$122.50 ~$117.50 ~$120.50 ~$122.50 ~$125.50 ~$127.50 At P/TBV of 0.95x 0.975x 1.00x 1.025x 1.05x Total Illustrative Value to PRE Implied P/BV ▪ Recent trading history for both AXIS and PartnerRe suggest P/TBV multiples of ~1.00x ▪ PartnerRe’s reserve redundancies already priced in its trading multiple ▪ Cost synergies will take years to emerge and will be compromised by: ( i ) customary revenue attrition in mergers; (ii) loss of PartnerRe clients due to competing operations with AXIS; and (iii) loss of underwriting talent ▪ In fact, value from expected synergies priced to - date by the market has been limited 0.94x 0.89x 0.92x 0.94x 0.96x 0.99x 1 – Calculated assuming a pro - forma TBVPS of $51 (as per PartnerRe presentation dated 6/1/2015), after applying the 2.18x exchan ge ratio and excluding $750mn of capital (ca. $8 per share) to be returned by the combined AXIS / PartnerRe post - closing 2 – See slide 20 for details; purported AXIS transaction benefits, such as cost synergies and P/ TBV expansion, could take years to emerge 1 Still inferior to EXOR’s $162 per share illustrative value by end of 2017 2

ALL-IN, EXOR TRANSACTION VALUES PARTNERRE AT $145 PER SHARE, AT 27% PREMIUM TO PARTNERRE $114 UNAFFECTED SHARE PRICE

1

		$ per share
	EXOR's cash at closing	$137.50
+	Ordinary dividends to PartnerRe shareholders[1]	$1.40
	Value to PartnerRe shareholders	$138.90
+	Breakup fee and expenses reimbursement[2] (value to AXIS shareholders)	$6.39
	Total PartnerRe valuation under EXOR transaction	$145.29
Vs.	PartnerRe unaffected share price[3]	$114.14
	EXOR's binding offer premium	27%
Vs.	PartnerRe TBVPS as of 3/31/15	$118.40
	P/TBV	1.23x

- This value will be paid by EXOR to AXIS shareholders because of the PartnerRe Board decision to protect the AXIS transaction through an outsized break-up fee
- Had the PartnerRe Board conducted a proper market process, EXOR would have been able to pay this value to PartnerRe shareholders
- Any other potential acquirer for PartnerRe - other than AXIS - would have to consider the ~$6.4 per share break-up fee in its value assessment of the transaction

1 - Equal to two $0.70 PartnerRe quarterly dividends prior to assumed closing date of 12/31/2015
2 - Based on $315m of termination fees and expense reimbursement and 49.3mn PartnerRe fully diluted shares
3 - PartnerRe unaffected share price at closing 1/23/15 (last trading day prior to initial AXIS Amalgamation announcement)

22

EXOR

EXOR'S BINDING OFFER ABOVE PRECEDENT INSURANCE TRANSACTION MULTIPLES FOR CHANGE OF CONTROL

1

	PartnerRe Metric	AXIS / PARTNERRE: Initial AXS / PRE MoE	AXIS / PARTNERRE: Revised AXS / PRE MoE	COMPARABLE TRANSACTIONS: ENH / MRH	COMPARABLE TRANSACTIONS: RenRE / PTP	COMPARABLE TRANSACTIONS: Markel / Alterra	COMPARABLE TRANSACTIONS: Alleghany / TransRe	COMPARABLE TRANSACTIONS: PRE / Paris Re	EXOR Offer[3]
		1/26/15	5/4/15	3/31/15	11/24/14	12/19/12	11/21/11	7/5/09	5/12/15
DEAL VALUE ($BN)		5.4	6.2	1.8	1.9	3.1	3.4	2.0	7.2
PREMIUM TO UNAFFECTED	$114.14[1]	(6%) +33pp	10% +17pp	19% +8pp	24% +3pp	34% -7pp	36% -9pp	35% -8pp	27%
P/TBV[2]	$118.40	0.94x +0.29x	1.06x +0.17x	1.21x +0.02x	1.13x +0.10x	1.09x +0.14x	0.86x +0.37x	1.04x +0.19x	1.23x
% CASH / STOCK		0 / 100	9 / 91	25 / 75	61 / 39	32 / 68	24 / 76	17 / 83	100 / 0

Highest P/TBV of the peer group

EXOR's 27% premium to unaffected PartnerRe share price and 23% premium to TBV fairly values any potential reserve redundancies (which were already priced in the PartnerRe $114.14 unaffected share price)

1 - PartnerRe unaffected share price at closing 1/23/2015 (last trading day prior to initial AXIS Amalgamation announcement)
2 - P/TBV calculated on 3/31/2015, consistently with other comparable transactions
3 - Based on a PartnerRe valuation including two quarters of ordinary dividends and $315mn termination fee and expense reimbursements
Note: XL/Catlin transaction is not comparable because Catlin has ca. half of its business on the Lloyds market (which enjoys an average 1.7x P/TBV multiple) and ca. 2/3 of its business in Primary Insurance; premium to unaffected Catlin price was 23%, below EXOR's 27% premium

23

EXOR

AGENDA

Executive summary

1. Valuation

2. Market Reaction

3. Strategic Rationale

4. Negotiation & Process, 5. Conflicts of Interest and 6. Governance

7. EXOR Transaction Superior Also For Preferred Shareholders

24

EXOR

25 1 - Calculated as the AXIS daily closing share price multiplied by the 2.18x exchange ratio ▪ The market reacted poorly to the announced AXIS/PartnerRe merger, signaling low confidence in the strategic rationale of the transaction and the value of the expected synergies: » From January 26, 2015 (the day after the announcement of the initial PartnerRe / AXIS transaction) to April 13, 2015 (the day before the announcement of EXOR’s initial proposal) PartnerRe average share price under the Initial AXIS Agreement 1 was $112.22 per share » The $112.22 average share price represented a 2% discount to the PartnerRe unaffected share price of $114.14 on January 23, 2015 ‒ the last trading day before the announcement of the initial AXIS transaction THE MARKET ASCRIBED LIMITED VALUE TO THE PROPOSED AXIS TRANSACTION IMPLIED P ARTNER R E SHARE PRICE BASED ON AXIS AGREEMENT $107.00 $109.00 $111.00 $113.00 $115.00 $117.00 1/26/15 2/6/15 2/17/15 2/28/15 3/11/15 3/22/15 4/2/15 4/13/15 PartnerRe share price of $114.14 on January 23, 2015 Average PartnerRe implied share price of $112.22 under the initial AXIS Agreement 2

26 1 - Calculated as the AXIS closing share price multiplied by the 2.18x exchange ratio P ARTNER R E S HARE P RICE R EACTION T O I NITIAL EXOR P ROPOSAL $110.00 $115.00 $120.00 $125.00 $130.00 4/12/15 4/14/15 4/16/15 4/18/15 4/20/15 4/22/15 4/24/15 4/26/15 4/28/15 4/30/15 MARKET RESPONSE TO EXOR OFFER SHOWED CLEAR PREFERENCE VS. AXIS TRANSACTION PartnerRe Share Price PartnerRe implied share price under the initial AXIS Agreement 1 EXOR announces $130 per share superior proposal 2

27 1 – Based on AXIS unaffected share price on 5/5/15 of $52.14, multiplied by the 2.18x exchange ratio and including the $11.50 pe r share pre - close special dividend to PartnerRe 2 – Per Insurance Insider article “Arch Could Move for AXIS“ and Bloomberg article “AXIS Capital Climbs on Report That Arch Could Bid for Reinsurer” both published mid - day on 5/6/15 3 – Per Bloomberg article “AXIS Climbs on Speculation Reinsurer May Attract Takeover Offer” published mid - day on 6/16/15 ▪ From January 26 (the day after the announcement of the initial PartnerRe / AXIS transaction) to April 13 (the day before the announcement of EXOR’s Initial Offer), AXIS’ average share price was $51.48 ▪ On May 6, reports were published that Arch Capital Group may have interest in acquiring AXIS if the merger with PartnerRe is terminated, resulting in a 3.1% spike in AXIS’ share price over the next two trading sessions ▪ Similar reports resurfaced on June 16, resulting in a mid - day trading volume spike and 4.2% jump in AXIS’ price ‒ The implied value of the merger with PartnerRe based on AXIS’ last unaffected share price on May 5 is actually only $125.17 1 CURRENT AXIS SHARE PRICE AFFECTED BY TAKEOVER SPECULATION, ARTIFICIALLY INFLATING IMPLIED VALUE OF MERGER WITH P ARTNER R E AXIS S HARE P RICE P ERFORMANCE S INCE A NNOUNCEMENT OF M ERGER $50.00 $52.00 $54.00 $56.00 $58.00 $60.00 1/26 2/12 3/3 3/20 4/8 4/27 5/14 6/2 6/16 AXIS Average price of $51.48 from 1/26 to 4/13 (Merger Announcement to EXOR Initial Offer) $57.66 $52.14 $55.34 Last Unaffected Share Price on 5/5 Before Reports Published of Takeover Interest in AXIS by Arch Capital Group 2 Further Reports of Takeover Interest Published on 6/16, resulting in a mid - day trading volume spike 3 2

28 AXIS TRADING PATTERNS CLEARLY EXHIBIT TAKEOVER SPECULATION 2 Volume of shares traded was 2.7x the 90 - day trailing average M AY 6, 2015 INITIAL RUMOR OF TAKEOVER INTEREST IN AXIS

29 Volume of shares traded was 4.0x the 90 - day trailing average AXIS TRADING PATTERNS CLEARLY EXHIBIT TAKEOVER SPECULATION 2 J UNE 16, 2015 FURTHER RUMOR OF TAKEOVER INTEREST IN AXIS

AGENDA

Executive summary

1. Valuation
2. Market Reaction
3. **Strategic Rationale**
4. Conflicts of Interest, 5. Negotiation & Process, and 6. Governance
7. EXOR Transaction Superior Also For Preferred Shareholders

30

EXOR

POOR STRATEGIC RATIONALE FOR THE AXIS / PARTNERRE TRANSACTION (3)

- **A. SUBOPTIMAL WAY FOR PARTNERRE SHAREHOLDERS TO ENTER PRIMARY INSURANCE BUSINESS**
  - PartnerRe shareholders had decided to invest in a pure reinsurer. Should they wish to have exposure to insurance, shareholders could do so by reinvesting EXOR's cash premium proceeds into a primary insurer (better outcome than AXIS combination)
- **B. LARGER BALANCE SHEET DOES NOT TRANSLATE INTO LEADING INSURANCE OR REINSURANCE PLATFORM OR SUCCESSFUL THIRD PARTY CAPITAL MANAGEMENT INITIATIVES**
  - AXIS / PartnerRe combination would not create a leading insurer / reinsurer platform because
    i. The reinsurance business of AXIS adds no products capabilities and no geographic presence to PartnerRe's franchise and does not materially change PartnerRe ranking by revenues in the reinsurance industry
    ii. PartnerRe brings no market presence / capability to AXIS' insurance platform
  - Risk of client losses for PartnerRe as its own clients directly compete with AXIS' insurance operations
  - Balance sheet size does not determine the success of third party capital management initiatives. Leading third party capital managers (RenRe, Validus) have smaller balance sheet size than AXIS and PartnerRe on a standalone basis
- **C. HIGH LEVEL OF INTEGRATION RISK**
  - AXIS and PartnerRe possess very different cultures that will be challenging to meld together
    - Significant risk that PartnerRe underwriting talent will depart given combined company's strategic focus on primary insurance[1]
- **D. HIGHER LEVERAGE OF THE COMBINED AXIS/PARTNERRE SIGNIFICANTLY INCREASES RISK FOR PARTNERRE COMMON AND PREFERRED SHAREHOLDERS AND FOR POLICYHOLDERS**
  - Aggressive capital distribution post-closing needed[2] to achieve projected ROE expansion significantly undermines the company's financial strength and stability. Furthermore, this is not a merger benefit as PartnerRe could do so on a stand-alone basis

1 – An interview with Bloomberg in September 2014, Mr. Benchimol said: "I wouldn't be surprised now over the next couple of years if we would see the proportion of insurance on a gross basis grow from 54 percent to as much as 60 percent"
2 – Combined entity will distribute more than 125% of its operating earnings in the 2015-17 period

31

EXOR

PARTNERRE ASSUMES UNREALISTIC ROE EXPECTATIONS, IF ACHIEVED, WOULD BE SUSTAINABLE IN A CHALLENGING REINSURANCE ENVIRONMENT WITH INCREASING CONSOLIDATION AND COMPETITION

3

UNREALISTIC 2017 BUSINESS PLAN TARGETS[1]


Combined Standalone (excl. repurchases) 2017
1 Net Synergies
2 Capital Management
3 3rd Party Capital
4 Incremental Growth
Assumes to finance such growth with no additional capital, as more than 125%[2] of 2015- 2017 cumulative operating earnings will be distributed to common shareholders
11% Baseline
~10.0%
~1.4 %
~11.0%
~1.0 %
~11.7%
~0.7 %
~12.3 %
~0.6 %
~8.6 %
Baseline ROE evolution of the combined entity inconsistent with industry trends
Assumes over $60 million of pre-tax income from start-up 3rd party capital management business, more than 4x comparable initiatives launched successfully by industry peers in the past
Implies unrealistic growth in Primary Insurance (+64% in Net Premium Earned, equal to +$1.2 billion), where PartnerRe adds no market presence and capabilities compared to AXIS standalone platform[3]
Sets an unrealistic $20 million incremental underwriting pre-tax income target for the Life and A&H business

1 - From AXIS/PartnerRe joint investor presentation on 6/1/2015
2 - Based on ca. $3.7bn of distributed capital (includes $11.50 per share special dividend to PartnerRe shareholders, $750mn in additional capital distribution to common shareholders of the combined AXIS / PartnerRe entity immediately after closing, ca $2.2 billion in committed capital distribution through year-end 2017, equivalent to 100% of operating earnings, and ca. $190mn of ordinary dividends of both companies for the first 9 months of 2015) and $2.9bn of cumulated operating earnings of AXS / PRE combined for 2015-17, as per Form S-4 Registration Statement filed 6/1/15
3 - NPE growth calculated by projecting the same combined ratio achieved by AXIS in its Insurance Segment in 2014 to the premiums earned in 2017

32
EXOR

AXIS/PARTNERRE COMBINED STANDALONE OPERATING ROE LACKS CREDIBILITY IN CURRENT MARKET ENVIRONMENT

3


AXIS/PARTNERRE COMBINED STANDALONE OPERATING ROE (%)
AXIS/PARTNERRE TARGETS¹
STREET VIEW² ON AXIS/PARTNERRE COMBINED ENTITY
Δ AXS/PRE TARGET vs. STREET VIEW
STREET VIEW ON SELECTED PEERS³
2015E
7.9
8.2
-30 bps
9.3
2017E
8.6
7.0
+160 bps
9.2
Δ 2017 vs. 2015
+70 bps
-120 bps
+190 bps
-10 bps

1 - Based on management estimates as disclosed in Form S-4 Registration Statement filed 6/1/15 and AXIS/PartnerRe 6/1/15 investor presentation. Excludes impact of capital management, synergies, third party capital and incremental growth
2 - Based on I/B/E/S estimates for AXIS and PartnerRe, including impact of ordinary dividends; reflects purchase GAAP adjustments; excludes impact of capital management, synergies, third party capital and incremental growth; 8.2% figure reflects estimated pro forma ROE for 4Q15
3 - I/B/E/S estimates for selected peers: ACE, ACGL, AGII, AHL, AWH, ENH, MRH, RE, RNR, VR, and XL

33

EXOR

34 AXIS/P ARTNER R E OVER $60MN PRE - TAX INCOME FROM 3 RD PARTY CAPITAL VEHICLES IN 2017 IS UNREALISTIC ▪ Launched Alternative Capital operations 1 in 2008 ▪ Enjoyed a more favorable capital raising environment ▪ Exploited first - mover advantage ▪ Secured some of the best talent in the industry ▪ Under these favorable conditions: – After 2 years (same time horizon of AXIS/PartnerRe business plan), had $14.0mn of net operating earnings – In 2014 (after 7 years), reached $38.6mn net operating earnings Net Operating Earnings of Validus ’ AlphaCat ($ mn ) 14.0 26.2 43.1 45.2 38.6 > 60.0 2008 2009 2010 2011 2012 2013 2014 Validus Business Case VALIDUS BUSINESS CASE – A SUCCESS STORY IN THIRD - PARTY CAPITAL M ANAGEMENT Launch phase AXIS/PartnerRe is planning to achieve in 2 years ca. 4x the net operating earnings that Validus realized in the same period (and 1.5x the size of its current, 7 - year old business), in a more difficult industry environment and crowded fundraising market 1 - AlphaCat Managers, Ltd. was formed in 2008 AXS/PRE pre - tax earnings target in 2017 (2 years after launch) 3

AXIS/PARTNERRE INCREMENTAL GROWTH IN 2017 NOT REALISTIC

③

AXIS/PartnerRe target
$50mn pre-tax incremental underwriting income in Primary Insurance by 2017

INSURANCE: CURRENT ('14) AND REQUIRED ('17) NPE[1]



1,831
+64%
2,994
2014
2017

	2014		2017	
Combined Ratio[1]	95.7%	Benefited from a very light CAT year	95.7%	Each 100bps of combined ratio deterioration (eg. because of normal CAT levels or reserve release depletion) will negatively impact pre-tax underwriting income by $30 million
Pre-Tax UW Income ($mn)	79	+$50mn	129	

- How to achieve 64% growth in Primary Insurance Net Premium Earned ("NPE")?
  - PartnerRe adds no market presence to the AXIS standalone platform
  - Very tough competition to acquire profitable underwriting premium in Primary Insurance (particularly from Reinsurers willing to diversify into Insurance)
  - Challenging pricing conditions
- How to achieve the $20 million incremental pre-tax underwriting income target in the Life and A&H business by 2017?
  - PartnerRe had in 2014 only $13 million of pre-tax underwriting result ($1.2 billion NPE; 98.9% combined ratio)
  - AXIS had in 2014 only $0.3 billion NPE (no combined ratio disclosed)

What capital is going to finance this growth given that more than 125% of the 2015-17 AXIS/PartnerRe operating earnings will be distributed to common shareholders?

1 - Based on AXIS Insurance segment premiums; assumes 2017 CR in line with 2014 CR of 95.7%

35

EXOR

AGENDA

EXECUTIVE SUMMARY

1. VALUATION
2. MARKET REACTION
3. STRATEGIC RATIONALE
4. NEGOTIATION & PROCESS, 5. CONFLICTS OF INTEREST AND 6. GOVERNANCE
7. EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS

36

EXOR

37 THE INFERIOR AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS (1/2) 1. NO PRE - SIGNING MARKET CHECK; DISCOUNTED VALUATION ▪ Negotiated without Management or Financial Advisors : The AXIS Transaction was initiated and negotiated by three non - executive members of PartnerRe’s Board (the “Transaction Committee”), without the input of external financial advisors or PartnerRe’s management team ▪ The process led to PartnerRe’s existing CEO resigning immediately upon announcement of the AXIS Transaction – leaving PartnerRe shareholders in a difficult position. ▪ No Pre - Signing Market Check : The decision to approach a single party without conducting a market check resulted in the Transaction Committee agreeing to a deal with AXIS priced at $107.54 per share, a 6% discount to PartnerRe’s unaffected share price of $114.14 ▪ Mischaracterized as Merger of Equals : The PartnerRe Board continues to misrepresent the sale to AXIS as a “merger of equals” to justify the discounted valuation, but PartnerRe shareholders will bear significant execution risk as AXIS’ management team wi ll fill five of the seven senior executive roles of the combined company, including the CEO and CFO positions 2. AGGRESSIVE DEAL PROTECTION ▪ Outsized Break - Up Fee : The PartnerRe Board has twice agreed to excessive break - up fees with AXIS, severely limiting the potential for shareholders to receive incremental value offered by competing bidders. ▪ Initial Break - Up Fee : The PartnerRe Board initially agreed to an outsized $250 million break fee (approximately 4.7% of PartnerRe’s common equity value), as well as a $35 million expense reimbursement clause. ▪ Revised Break - Up Fee : On May 4, in connection with the revised AXIS deal, the already excessive break - up fee was further increased by $30 million, which represented 11% of the incremental value to PartnerRe shareholders from the $11.50 per share pre - close special dividend. ▪ Superior Proposal : On May 4, revised definition of “Superior Proposal” in response to EXOR’s initial offer to make it more difficult for PartnerRe to consider alternative proposals – a clear attempt to be preclusive. ▪ Competitors Should “Stay Away” : In a recent Wall Street Journal article Mr . Montupet was quoted as saying that other potential bidders “should have the good sense to stay away”, clearly evidencing his desire to protect the AXIS deal at all costs 1 . Why would Mr. Montupet discourage other offers which may enhance value for PartnerRe shareholders? 1 - PartnerRe Rejects $6.4 Billion Takeover Offer From Italy’s Exor ; Reinsurer to stick with previous plan to merge with Axis Capital, The Wall Street Journal, May 4, 2015. 4

38 3. NO REAL WILLINGNESS TO ENGAGE WITH EXOR • Following both EXOR’s initial offer and its revised offer, PartnerRe refused to entertain a Superior Proposal and to engage with EXOR in accordance with the clearly - outlined topping procedures set forth in the AXIS agreement, opting instead to pursue a peculiar “waiver” process » The “waiver” process used for the initial EXOR offer was solely aimed at obtaining information from EXOR to renegotiate the agreement with AXIS » PartnerRe refused to engage with EXOR according to the topping procedures negotiated with AXIS in the initial and revised offers, notwithstanding EXOR’s willingness to further improve its deal closing certainty to the benefit of PartnerRe shareholders 4. ADOPTED TACTICS AIMED AT MISLEADING AND MANIPULATING SHAREHOLDER VOTE • Waited until June 1 to publicly announce the date of the shareholder meeting to vote on the AXIS Transaction, creating confusion in the public markets regarding the date of record • Misrepresented facts and publicized misleading statements regarding EXOR’s offer in an attempt to lure preferred equity shareholders into voting for an AXIS transaction that devalues the interests of common equity shareholders • Rejected EXOR’s standard request for the list of beneficial shareholders in an attempt to control and limit the flow of information to all shareholders ahead of the July 24 meeting THE INFERIOR AXIS TRANSACTION IS THE RESULT OF A FLAWED PROCESS (2/2) 4

CONFLICTED PARTNERRE TRANSACTION COMMITTEE INCENTIVIZED TO PROTECT INFERIOR DEAL WITH AXIS AT THE EXPENSE OF SHAREHOLDERS

5

- Three non-executive members[1] of PartnerRe's Board ("Transaction Committee") initiated and negotiated the terms of the sale to AXIS without the input of external financial advisors or PartnerRe's own management team
  - The Transaction Committee agreed to the deal with AXIS without pre-signing market check for strategic alternatives
- In conjunction with the announcement of the deal with AXIS, PartnerRe's CEO resigned; Transaction Committee member David Zwiener was subsequently named Interim CEO of PartnerRe and given an attractive financial package with significant economic incentives tied to the closing of the AXIS Transaction

ECONOMIC INCENTIVES TO CLOSE AXIS TRANSACTION

- Transaction Committee member David Zwiener's total compensation package as Interim CEO of PartnerRe includes:
  - $1,000,000 annual base salary
  - $1,500,000 restricted share units
  - $3,500,000 cash bonus payable on the closing date of the AXIS Transaction
  - Additional discretionary cash bonus based on the PartnerRe Board's assessment of the execution of the AXIS Transaction
- In general, Mr. Zwiener's compensation package (annualized ~$8.5mn[2] + discretionary cash bonus) is excessive compared to market standards
- Mr. Zwiener's compensation would be significantly reduced if the EXOR transaction were to close
  - Creates meaningful conflict of interest

LOOKING TO KEEP BOARD SEATS

- Under the terms of the deal with AXIS, all three Transaction Committee members will continue on as Board members in the combined company
- On April 28, in their last phone conversation, PartnerRe Chairman and Transaction Committee member Jean-Paul Montupet asked if EXOR Chairman John Elkann would consider having current PartnerRe Board members continue on the PartnerRe Board once under EXOR ownership
  - Jean-Paul Montupet also specifically asked that John Elkann consider appointing fellow Transaction Committee member David Zwiener as permanent CEO of PartnerRe should the EXOR proposal succeed
- EXOR did not provide any assurance of continued Board seats or CEO position for Mr. Zwiener

1 - Current Chairman Jean-Paul Montupet, current Board member Roberto Mendoza and current Interim CEO and Board member David Zwiener
2- Mr. Zwiener expects to serve as Interim CEO from Jan 26, 2015 to end of September 2015 (reported date of expected closing of the AXIS transaction)

39

EXOR

40 ▪ Under the terms of the deal with AXIS, all three Transaction Committee members will serve on the Board of Directors of the combined company, with Jean - Paul Montupet continuing to serve as Chairman » Jean - Paul Montupet cannot be removed from Chairman position of combined company during first three years without approval of 75% of combined company’ Board, an extremely high standard ▪ Under current PartnerRe bye - laws, shareholders can remove any director without cause, but under the proposed bye - laws of the AXIS/ PartnerRe amalgamated company, directors can only be removed for “cause” (a very high standard that will further entrench Board removal in case of poor performance) ▪ The Transaction Committee’s decisions to date have both detracted from and limited the potential maximization of value to PartnerRe shareholders » With the influential and misguided Transaction Committee members still at the helm, PartnerRe and AXIS shareholders should be concerned whether the Board will be capable of acting in the best interests of shareholders and all other stakeholders POOR GOVERNANCE UNLIKELY TO CHANGE IN AXIS / P ARTNER R E COMBINATION 6

41 4.6% 3.5% 2.2% 2.1% 2.0% 1.7% 1.1% 0.9% 0.9% 0.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% ENH MRH ACGL VR AGII AWH RE RNR AHL PRE B OARD OF D IRECTORS P ERCENTAGE O WNERSHIP OF R ESPECTIVE C OMPANY 1 P ARTNER R E ’s BOARD ONLY OWNS 0.3% OF COMPANY, WELL BELOW PEERS Peer Average 2.1% Source : Bloomberg 6 EXOR’s ownership is 33x that of PartnerRe’s Board 1 – Excluding options and SSARs

AGENDA

EXECUTIVE SUMMARY

1. VALUATION
2. MARKET REACTION
3. STRATEGIC RATIONALE
4. NEGOTIATION & PROCESS, 5. CONFLICTS OF INTEREST AND 6. GOVERNANCE
7. EXOR TRANSACTION SUPERIOR ALSO FOR PREFERRED SHAREHOLDERS

42

EXOR

PARTNERRE PREFERRED SHARES: SITUATION OVERVIEW

7

- In an anomaly specific to Bermuda law, PartnerRe preferred shareholders will have the right to vote alongside the common shareholders on the AXIS / PartnerRe merger at the July 24 special general meeting
  - Each preferred share entitled to one vote, the same as each common share
  - Common shares entitled to vote on all proposals voted on at the special general meeting, while preferred shares have the limited right to vote solely on the amalgamation and adjournment proposals

- As of May 18, the record date for the PartnerRe special general meeting, PartnerRe preferred shareholders represent 42% of the eligible votes[1]
  - However, PartnerRe preferred shares represent only ~12% of the combined value of preferred and common shares[2]
  - Most importantly, the preferred shares will remain outstanding and ownership will not change under either the AXIS/PartnerRe merger proposal or EXOR's all-cash offer

Common Shares	47,776,723	58%
Preferred Shares	34,150,000	42%
Total Eligible Votes	81,926,723	100%

Common Shares Value	$6,421mn	88%
Preferred Shares Value	$854mn	12%
Combined Value	$7,275mn	100%

- Preferred shares predominantly held by retail investors (believed to be 50%+)

1 - Per S-4 filing, 47,776,723 common shares outstanding and 34,150,000 preferred shares outstanding as of the 5/18/15 shareholder date of record
2 - Based on aggregate liquidation value of preferred shares of $854mn and common shares outstanding multiplied by PartnerRe's share price on 5/18/15

43

EXOR

PARTNERRE PREFERRED SHARES: MANIPULATION TACTICS SUMMARY

7

- The PartnerRe Board initiated a campaign of misleading statements to exploit the unusual disproportionate voting representation and lure preferred equity shareholders to vote in favor of the AXIS / PartnerRe merger
  - Attempt to disenfranchise common shareholders of PartnerRe as 42% of the eligible votes will come from preferred stock holders whose ownership interests will not change under either the AXIS or EXOR proposal
- PartnerRe has used very misleading scare tactics:

PartnerRe Misleading Scare Tactic	The Facts under EXOR Ownership
✘ Rating of preferred shares at risk for downgrade under sale to EXOR	✔ Statement is without merit and not endorsed by S&P – EXOR ownership to enhance security
✘ Pro forma (Debt + Preferred) / Total Capital to exceed 40% under EXOR ownership	✔ Leverage at PRE estimated at 20.7% under EXOR ownership vs. 24.3% for the AXS / PRE MergeCo
✘ Preferred shares dividend will be safer under the AXS / PRE MergeCo relative to EXOR ownership	✔ EXOR to initiate more conservative capital distribution policy to strengthen PartnerRe
✘ AXS / PRE MergeCo will enhance security of preferred shares through more stable company	✔ Unlike EXOR proposal, significant execution and integration risks exist for AXS / PRE MergeCo
✘ Preferred share vote would be effectively nullified as a result of the EXOR transaction	✔ Preferred shares to maintain terms and rights – voting power similar under AXS / PRE MergeCo where certain matters are subject to class vote

44

EXOR

45 P ARTNER R E HAS DELIBERATELY MISREPRESENTED FACTS TO SCARE PREFERRED SHAREHOLDERS AND LURE THEIR VOTES Source: PartnerRe June 1, 2015 presentation « The Merger With AXIS Capital Creates Superior Value for All Shareholders. EXOR’s Cash Offer is Not Acceptable Based on Price and Terms” - page 10 7

46 S&P REFUTES STATEMENTS FROM P ARTNER R E ▪ S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating , or any other PartnerRe ratings 1 ▪ PartnerRe has repeatedly reported to its shareholders and to the media that “ Given EXOR’s current ratings and the meaningful additional debt contemplated in proposed transaction financing, there is considerable risk that the rating of preferred shares would be downgraded upon sale to EXOR ”. This statement is without merit and has not been endorsed by Standard & Poor's ▪ The EXOR transaction gives preferred shareholders at closing exactly the same security they currently own (same terms and conditions, same rating, same tax treatment, same financial reporting) and prospectively a better security (lower initial leverage; more retained capital vs. AXIS transaction in future) with no merger integration risk 1 – Please refer to EXOR press release issued on June 16, 2015 and to slide 47 of this document for an overview of EXOR’s conve rsations with Standard & Poor's 7

7

PartnerRe under EXOR ownership actually enhances security of preferred shareholders

	As Presented by PartnerRe on June 1st			Fact
	PRE Standalone	AXS Standalone	AXS-PRE MergeCo	PRE Under EXOR Ownership
Long-Term Rating (S&P)	A- (Stable Outlook)	A- (Stable Outlook)	Anticipate A-	Anticipate A-
Preferred Rating (S&P)	BBB	BBB	Anticipate BBB	Anticipate BBB
Financial Strength Rating (AM Best / S&P)	A+ / A+	A+ / A+	Anticipate A+ / A+	Anticipate A+ / A+
Pro Forma Senior Debt	$0.8bn	$1.0bn	$1.9bn	$0.8bn
Equity Capitalization (3/31/2015)	$7.3bn	$6.0bn	$12.9bn	$7.3bn
Pro Forma (Debt & Preferred) / Total Capitalization	20.7%	23.0%	23.1%	20.7%[2]
Earnings Volatility	98%	57%	71%	98%
2017E Earnings Before Preferred Share Dividends	$536mm	$553mm	$1,266mm	$536mm

24.3% after $750mn payout[1]

2017E earnings unrealistic and to serve a much bigger financial debt level ($1.9bn) than PartnerRe standalone ($0.8bn)

Standard & Poor's ("S&P"), the rating agency, has affirmed that EXOR is rated as an Investment Holding Company and therefore EXOR's rating and the ratings of its investee companies are independent of one another. EXOR's debt is not attributed to its investee companies, and the debt of its investee companies is not attributed to EXOR. These statements have been reviewed and affirmed by S&P

Calculations publicized by PartnerRe which purport to aggregate the debt of EXOR and its investee companies are therefore wrong and do not follow S&P's rating methodology

EXOR's capital structure will have no impact on PartnerRe preferred shares rating

1 - Based on preliminary pro forma consolidated balance sheet in S-4 as of 3/31/15, including additional $750mn capital distribution to common shareholders immediately post-closing
2 - Based on $6.8bn common equity value from EXOR acquisition and PartnerRe debt adjusted for fair market value per the S-4

47

EXOR

EXOR'S TRANSACTION SUPERIOR FOR PREFERRED SHAREHOLDERS (1/2)

7

=	**Maintains Current Terms and Rights**	▪ S&P affirmed EXOR and its investee companies are independently rated. EXOR capital structure will have no impact on preferred securities rating, or any other PartnerRe ratings[1] ▪ After the EXOR transaction, PartnerRe preferred equity securities will remain outstanding with same rating and current terms, rights and continued listing, registration and reporting requirements under the Exchange Act (including continued reporting under US GAAP on a quarterly basis)
=	**Same Tax Treatment**	▪ No difference in tax treatment to Preferred holders between the EXOR transaction and the AXIS transaction
+	**Superior Financial Strength and Creditworthiness**	▪ The transaction proposed by EXOR will have no impact on the existing financial strength of PartnerRe; no new debt will be incurred by PartnerRe, no extraordinary dividend will be paid: – At closing, PartnerRe will have a lower leverage under the EXOR transaction (20.7%)[2] compared to the AXIS transaction (24.3%)[3] – In fact, under the AXIS transaction: (i) PartnerRe is to pay ca. $560mn special cash dividend, or $11.50 per share, at closing; and (ii) by the end of 2015, combined AXIS/PartnerRe will have distributed $1.55 billion to common shareholders, or 155% of their expected 2015 operating earnings – Conversely, EXOR is expected to finance its proposed PartnerRe transaction with approximately $3.5bn of additional long-term maturity debt at EXOR holding level, whose annual interest costs of approx. $100mn are a small fraction of the over $500mn average yearly capital distribution made by PartnerRe to its common shareholders over the past 4 years

Same treatment of the preferred shares as under the AXIS agreement, but in a stronger and safer company

1 - Please refer to slide 47 for an overview of EXOR's conversations with Standard & Poor's
2 - Based on $6.8bn common equity value from EXOR acquisition and PartnerRe debt adjusted for fair market value per the S-4
3 - Based on preliminary pro forma consolidated balance sheet in S-4 as of 3/31/15, including additional $750mn capital distribution to common shareholders immediately post-closing

48

EXOR

49 EXOR’S TRANSACTION SUPERIOR FOR PREFERRED SHAREHOLDERS (2/2) 1 - EXOR Net Asset Value as of 5/26/2015 + EXOR O WNERSHIP A PLUS ▪ EXOR has an outstanding track record of managing its portfolio companies and creating value for all shareholders and stakeholders ▪ EXOR has a conservative capital structure with a Loan - To - Value of 20 - 25% (pro - forma for the proposed PartnerRe acquisition, and expected to decrease below 20% by 2016), and a strong investment grade rating reaffirmed by Standard & Poor’s after the submission of the PartnerRe proposal ▪ EXOR has significant financial resources with $15 billion NAV 1 (significantly higher than the combined AXIS / PartnerRe equity balance sheet) and, over the past 100 years, a successful track record of consistently supporting its portfolio companies when needed Same treatment of the preferred shares as under the AXIS agreement, b ut in a stronger and safer company N O M ERGER I NTEGRATION RISK ▪ No change to PartnerRe business strategy, senior management, brand under the EXOR transaction ▪ Conversely, complex integration risk under the AXIS transaction, which may lead to client and underwriting talent losses + S UPERIOR FINANCIAL STRENGTH AND CREDITWORTHINESS ( CONT ’ D ) ▪ EXOR to bolster PartnerRe’s future financial strength with more conservative capital distribution policy: ‒ Conversely, combined AXIS/ PartnerRe will pay more than $3.7bn to common shareholders in 2015 - 17, equivalent to more than 125% of future operating earnings, adopting a capital distribution policy far more aggressive than most of its peers + 7

50 ▪ The corporate culture, business model and underwriting philosophy of PartnerRe differs significantly from that of AXIS ▪ A significant portion of AXIS’ stated $200mn of expense synergies will come through PartnerRe employee terminations, which will inevitably compromise the social atmosphere of the organization ▪ Replacing PartnerRe’s focused reinsurance business model with a complex multi - industry strategy will create significant operating challenges » The amalgamated entity would compete with its own clients » Severe layoffs combined with the amalgamated entity’s increasing focus on primary insurance at the expense of reinsurance would make it difficult to retain PartnerRe’s talented reinsurance underwriters » Regulatory compliance matters would need to be reconsidered » The nature of broker relationships would inherently change INTEGRATION RISKS POSE FORMIDABLE CHALLENGES TO A COMBINATION BETWEEN P ARTNER R E AND AXIS 7

LEVERAGE AT EXOR LEVEL REMAINS AT A PRUDENT 20-25% LOAN-TO-VALUE

7

€ mn	26 May 2015		Pro-forma	
GAV	15,327	100%	18,505	100%
of which:				
FIAT Chrysler Automobiles (incl. Ferrari) - *Listed*	6,467	42%	6,467	35%
PartnerRe	571	4%	6,179	34%
Cushman & Wakefield	1,169	8%	0	0%
CNH Industrial - *Listed*	2,999	19%	2,999	16%
Other investments and Treasury stock	2,238	15%	2,238	12%
Cash & Cash Equivalents	1,883	12%	622	3%
-o/w Cash/Time Deposits	*658*		*622*	
- o/w Cash equivalents	*1,225*		*0*	
Gross Debt	(1,690)		(4,868)	
Old Debt	(1,690)		(1,690)	
Additional Debt to acquire PartnerRe	0		(3,178)	
Holding Costs over 10 years	(170)		(170)	
EXOR NAV	**13,467**		**13,467**	
EXOR Net Financial Position	193		(4,246)	
Loan-To-Value ratio %	7.0%		23.7%	

Figures may not add due to rounding

- EXOR will maintain a cash buffer in its portfolio after transaction is accomplished
- Of the $4.75bn of committed financing, ca. $1.3bn will not be required because the recently announced agreement to sell Cushman & Wakefield
- The remaining $3.5bn (€3.2bn) will be refinanced through a combination of long-term debt instruments and financial asset disposals
- EXOR targets an LTV ratio below 20% by the end of 2016

26 May 2015
GAV €15.3bn[1,2]


1,883
12%
2,238
15%
6,467
42%
FCA
2,999
19%
CNH
1,169
8%
571
4%

Pro-forma
GAV €18.5bn[1,2]


622
3%
2,238
12%
2,999
16%
CNH
6,467
35%
FCA
PartnerRe[3]
6,179
34%

■ FCA ■ PartnerRe ■ C&W ■ CNH Industrial ■ Other investments and Treasury stock ■ Cash & Cash Equivalents

[1] Process to spin-off and list Ferrari is ongoing
[2] Figures may not add due to rounding
[3] PartnerRe €6.179bn =€571mn (closing prices of 9.9% of PRE in EXOR portfolio) plus €5.607bn (90.1% of $6.8bn) assuming 1.0926 EURUSD (exchange rate as of May 26, 2015)

51

EXOR

52 S&P AFFIRMED EXOR’S “BBB+” CREDIT RATING AFTER PROPOSED ACQUISITION OF PartnerRe “ EXOR has a track record of prudent leverage, and a limited tolerance for net debt at the holding company level. ” “ We view EXOR’s management and governance as “strong” under our criteria. EXOR’s track record of conservative financial policy also underpins its strong management and governance, in our view. ” “The acquisition would likely improve the credit quality of EXOR’s portfolio of assets, it would also improve EXOR’s portfolio diversification by business sector.” “We anticipate that EXOR’s financial policy will remain conservative and that debt leverage at its operating subsidiaries will likely remain nonrecourse to, and not cross - defaulted with, EXOR’s debt” “We would revise the outlook [from “negative”] to “stable” if EXOR’s LTV comfortably remained below 20%. This would happen if EXOR was able to finance a significant part of the acquisition through asset disposals 1 ” Standard & Poor’s April 17, 2015 1 – following the affirmation of Standard & Poor's BBB+ rating, EXOR announced on May 11, 2015 an agreement to sell Cushman & Wakefield in a transaction that will generate approximately $1.3 billion cash for EXOR. These resources will be used to finance the PartnerRe acquisition, in line with Standard & Poor's indications 7

A PPENDIX

54 S TRENGTHENING THE P ARTNER R E B RAND ▪ PartnerRe will remain an independent company, operated by the same management team ▪ Employee “ redundancies ” contemplated in the AXIS transaction will be avoided M ANAGEMENT C ONTINUITY N O D ISRUPTIVE I NTEGRATION S TRONG AND C OMMITTED O WNER F OCUS ON L ONG - T ERM V ALUE C REATION ▪ No complex integration process that would cause disruption and confusion for clients, brokers, management and employees ▪ In contrast to the AXIS transaction, no conflict of interest with PartnerRe clients ▪ PartnerRe brand with 20+ year track record of success in the reinsurance marketplace preserved and enhanced ▪ Strong and committed long - term owner willing to strengthen PartnerRe’s balance sheet and grow the company under the right market circumstances ▪ PartnerRe to better withstand earnings volatility and operate without the pressures of being a public company, enhancing its ability to build long - term value EXOR’S TRANSACTION ALSO SUPERIOR FOR OTHER STAKEHOLDERS

55 ▪ In contrast to the AXIS Agreement, the Merger Agreement signed by the EXOR parties has : x No minimum “A - ” A.M . Best rating closing condition, which is present in the AXIS Agreement. This clause allows AXIS to terminate the existing transaction in the event of material losses incurred by PartnerRe, including losses incurred by PartnerRe in the upcoming catastrophe season (pre - closing) x No requirement for EXOR shareholder approval (AXIS shareholder approval is required under the AXIS Agreement ) x Appropriately sized “breakup” fee of $250 million, representing approximately 3.7% of the total equity value of the transaction vs . the 4.5% amount under the AXIS Agreement (the revised AXIS Agreement increased the breakup fee by $30 million, an amount equal to 11% of the incremental value to PartnerRe shareholders) x N o preclusive changes to the ordinary definition of “Superior Proposal” (as made in the revised AXIS Agreement) allowing customary process for competing offers ▪ Otherwise, the Merger Agreement has substantially the same terms and conditions as under the AXIS Agreement (but for changes dictated by the cash nature of the EXOR offer and changes to reflect termination of the AXIS Agreement ) EXOR’S BINDING OFFER ALSO HAS SUPERIOR CONTRACT TERMS

56 HIGH CLOSING CERTAINTY FOR THE EXOR TRANSACTION PROVEN REGULATORY TRACK RECORD PROVIDES GREATER CERTAINTY TO REGULATORS ▪ EXOR has invested in insurance and reinsurance in the past and currently owns insurance and other regulated financial service businesses in several jurisdictions ▪ EXOR has a proven track record of completing very complex transactions ▪ EXOR has engaged a highly experienced team of regulatory counsels in Bermuda, Hong Kong, Ireland, Singapore, the United Kingdom and the United States (including the states of Delaware, Montana, New York and Ohio) ▪ The global regulatory team has made meaningful progress in preparing applications and submissions to the extent required in various jurisdictions ▪ Unlike the AXIS bid, EXOR’s Binding Offer does not involve a complex integration, a change in management or the business plan of the regulated insurance companies ▪ EXOR does not compete with PartnerRe and the EXOR Binding Offer is not anti - competitive, so we do not expect any substantive antitrust issues ▪ Unlike the AXIS transaction, which strips $560 million of cash from PartnerRe to pay an extraordinary dividend, EXOR’s Binding Offer does not involve any extraordinary dividend ▪ EXOR expects to enhance PartnerRe’s financial strength by adopting a capital distribution policy more conservative than the one employed by PartnerRe and AXIS in the past EXOR FULLY COMMITTED TO COMPLETING TRANSACTION ▪ EXOR Merger Agreement requires use of “reasonable best efforts” to obtain the necessary regulatory approvals – a very high legal standard and the exact same covenant that applies in the AXIS amalgamation agreement ▪ EXOR has shown its commitment to completing the transaction by investing approximately $609 million in cash to become PartnerRe’s largest shareholder

57 In its May 20, 2015 letter to EXOR, PartnerRe provided the following non - price criticisms of the EXOR Merger Agreement: 1. EXOR parent and its controlling shareholders have no contractual obligation to actually make the required regulatory filings or otherwise assist in obtaining regulatory approvals • The Merger Agreement requires the EXOR parties to use their reasonable best efforts to obtain all required regulatory approvals, including an express obligation to obtain information from affiliates • This is the same exact covenant that was found acceptable in the AXIS Agreement PartnerRe Criticism EXOR Response • EXOR expects to obtain all required regulatory approvals to acquire PartnerRe as: i. EXOR has invested in insurance and reinsurance in the past and currently owns insurance and other regulated financial service businesses in several jurisdictions ii. EXOR has engaged a highly experienced team of global regulatory counsels that have already made meaningful progress in preparing applications and submissions to the extent required in various jurisdictions • EXOR has spent over $609 million to become PartnerRe’s largest shareholder, unequivocally proving that EXOR is fully incentivized to complete a transaction with PartnerRe • EXOR is willing to consider in good faith reasonable requests to provide additional closing certainty through guarantees of these non - financial regulatory closing obligations EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS (1/3) 2. EXOR is not properly incentivized to obtain regulatory approvals because EXOR’s offer does not include a regulatory termination fee that would require EXOR to pay a sizeable fee in the event EXOR is unable to obtain such approvals 3. EXOR’s parent guarantee only guarantees the payment obligations of the EXOR subsidiary if a transaction were to close. If the EXOR parties to the proposed merger agreement breached any of their other obligations, PartnerRe would have limited recourse

58 4. The deal protection measures in EXOR’s proposed merger agreement are not appropriate in the context of an all - cash transaction, especially one without a pre - signing market check • The deal protection measures are more favorable in the EXOR Merger Agreement than in the AXIS Agreement • PartnerRe’s stated concerns on this point are a red herring, as: i. No other proposals have surfaced since the AXIS Agreement was announced on January 25, 2015 and ii. EXOR would have no objections if PartnerRe would decide to solicit additional interest from now until the signing of the EXOR Merger Agreement. In fact, EXOR owns 9.9% of PartnerRe’s shares (vs. Board at 0.3%), and are aligned with shareholders’ interests • EXOR $137.50 per share all - cash Binding Offer fully compensates PartnerRe shareholders for the increased value of PartnerRe’s business until closing of the EXOR transaction (expected to occur at the end of 2015) • The EXOR Merger Agreement permits also cash dividends of up to $0.70 per common share per quarter until closing (plus a pro rated dividend through the closing date) • Under the EXOR Binding Offer, PartnerRe shareholders will receive certain value of $137.50 per share in cash, even if PartnerRe suffers significant catastrophe losses prior to closing. This is in contrast with the AXIS transaction where PartnerRe’s shareholders tangible book value per share will be reduced by any catastrophe losses prior or after closing • Timing risk does not exist under EXOR’s all - cash Binding Offer for two reasons: i. EXOR removed the A.M. Best “A - ” minimum rating condition to closing (that AXIS has in its transaction agreement) ii. EXOR excluded catastrophe losses from the closing conditions related to material adverse effects 5. EXOR’s offer should, but fails, to adequately compensate PartnerRe’s shareholders for both (i) the increased value in PartnerRe’s business between now and the closing of any potential transaction with EXOR and (ii) the increased risk posed to PartnerRe’s shareholders by virtue of the delay inherent in a transaction with EXOR relative to the AXIS transaction, which is expected to be able to close at or shortly following shareholder approval PartnerRe Criticism EXOR Response EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS (2/3)

59 • EXOR Binding Offer entails no optionality as: i. It has the same exact covenant of the AXIS Agreement to obtain all required regulatory approvals ii. It has more closing certainty than the AXIS Agreement (e.g.. no minimum “A - ” A.M. Best rating closing condition) • EXOR’s offer fully anticipates the payment of the $315 million of fees and expenses to AXIS prior to entry of the Merger Agreement. PartnerRe cannot in good faith suggest that it is precluded from accepting the Superior Proposal because of the breakup fee it owes AXIS where the topping bidder is willing to accept that value depletion in making its Superior Proposal 6. EXOR’s offer entails significant optionality that would allow EXOR to walk away from a transaction without consequence, requires PartnerRe’s shareholders to bear the risk of paying up to $315 million of termination fees and expense reimbursement to AXIS and imposes incremental execution risk while failing to adequately compensate shareholders in return PartnerRe Criticism EXOR Response EXOR’S BINDING OFFER: FOCUS ON OTHER CLOSING CERTAINTY ASPECTS ( 3 /3)

60 $120.95 $97.21 $120.41 $113.22 $115.85 $110.75 $133.22 $116.65 $144.50 $135.86 $128.05 $121.83 $90.00 $100.00 $110.00 $120.00 $130.00 $140.00 $150.00 EXOR’S BINDING OFFER AT 20% PREMIUM TO AVERAGE P ARTNER R E SHARE PRICE VALUE UNDER ITS OWN FINANCIAL ADVISOR’S FAIRNESS OPINION Credit Suisse (PartnerRe financial advisor) fairness opinion 1 : V aluation ranges expressed in share price terms Selected Publicly Traded Companies Discounted Cash Flow (2015E – 2017E) Discount Rate: 6.0% – 7.0% Terminal Value: 1.00x – 1.10x Tang. Book Value Price / 2015E Earnings (Street) EPS Multiple: 10.0x – 12.0x 2015E EPS of $9.72 Price / 2015E Earnings (Management) EPS Multiple: 10.0x – 12.0x 2015E EPS of $12.04 Price / 2016E Earnings (Management) EPS Multiple: 10.0x – 12.0x 2016E EPS of $11.32 Price / Diluted Book Value BV Multiple: 0.95x – 1.05x 9/30/14 BVPS: of 121.95 Price / Diluted Tangible Book Value TBV Multiple: 1.00x – 1.10x 9/30/14 TBVPS: of 110.75 1 – As per AXIS/ PartnerRe Form S - 4 Registration Statement filed 6/1/15 2 – Includes cash consideration of $137.5, $1.4 of ordinary dividends cashed - in until closing, and impact of $315mn termination fee and expen se reimbursements 3 – Includes $315mn termination fee and expense reimbursements 4 – As of 3/31/2015, PartnerRe BVPS equal to $129.86, TBVPS equal to $118.40. 2015E EPS consensus estimates for PartnerRe as of 6/9/2015 equal to $10.08 Total PartnerRe valuation under EXOR transaction Average of Credit Suisse Fairness Opinion Values (including value of reserve redundancies) +20% $145.29 2 $121.5 Value to PartnerRe shareholders Breakup fee (Value to AXIS shareholders 3) $138.90 $6.39 Even after adjusting for PartnerRe’s 1 st quarter results and current “street” earnings estimates 4 , EXOR transaction still values PartnerRe more than $20 above fair value

2017 BUSINESS PLAN TARGETS OF THE COMBINED AXIS/PARTNERRE ENTITY NOT REALISTIC (1/3)

	'17 Operating RoE	Key questions not addressed
Combined Standalone (excl. repurchases) 2017[2]	Street est.:[1] 2017E= 7.0% ~8.6%	• How can combined AXIS/PartnerRe improve its standalone ROE in a market environment where industry participants and equity analysts expect RoE to decline over the next 2 years?
Net Synergies[3]	~1.4%	• From conversations with industry participants, EXOR understands that most of PartnerRe clients compete with AXIS Primary Insurance operations and may decide to decrease business ceded to the combined AXIS/PartnerRe: - How much business and clients will PartnerRe lose as a consequence of AXIS competing with PartnerRe's own clients? • How will the aggressive cost cutting (ca. 19% of combined cost basis) affect PartnerRe operations and its ability to retain underwriting talent? • How much of the reinsurance premiums will be lost because of client and broker willingness to reduce exposure and counterparty risk to the combined entity?

1 -Based on I/B/E/S estimates for AXIS and PartnerRe, including impact of ordinary dividends; reflects purchase GAAP adjustments; excludes impact of capital management, synergies, third party capital and incremental growth
2 - As per AXIS presentation dated 6/1/2015: figure excludes any synergies or repurchase activity from 3Q15 closing to YE2017. Includes impact of regular dividends
3 - As per AXIS presentation dated 6/1/2015: represents net effect on Operating RoE from $200mm of synergies, phased in 50% in 2016 and 100% in 2017. All adjustments subject to an assumed pro forma tax rate of 16.0%.

61

EXOR

2017 BUSINESS PLAN TARGETS OF THE COMBINED AXIS/PARTNERRE ENTITY NOT REALISTIC (2/3)

	'17 Operating RoE	Key questions not addressed
Capital Management[3]	~1.0%	• The AXIS/PartnerRe combined entity will distribute in 2015 ca. $1.55bn[1], equal to ~155% of 2015E combined operating earnings[2]: - What are the sources of this capital distribution in excess of operating earnings? - How risky will the resulting capital structure be? Will this reduce valuation multiple? - How is this a merger benefit? Companies could do same on standalone basis • After closing and through year-end 2017, AXIS/PartnerRe will distribute additional $2.2bn, equal to 100% of combined operating earnings: - Why is AXIS/PartnerRe capital distribution policy so much more aggressive than their peers? - What capital is it going to finance the AXIS/PartnerRe growth initiatives contemplated in the 2017 business plan? - What are the risks that such an undercapitalized company will present to clients/brokers, rating agencies, regulators and common/preferred shareholders?
3rd Party Capital[4]	~0.7%	• Both AXIS and PartnerRe are currently marginal players in 3rd party capital management, with less experience and less sophisticated products capabilities than most of their peers: - How realistic is it that the combined AXIS/PartnerRe will outperform competition with longer history and deeper experience in 3rd party capital management in such a very short timeframe? - What are AXIS/PartnerRe competitive advantages and distinct capabilities in a very crowded fundraising market?

1 - Includes $11.50 per share special dividend (~$560mn) to PartnerRe common shareholders, $750mn in capital distribution to common shareholders of the combined AXIS / PRE, and ordinary dividends of both companies to their common shareholders
2 - Based on projections for PartnerRe and AXIS operating earnings disclosed in Form S-4 Registration Statement filed 6/1/15
3 - As per AXIS presentation dated 6/1/2015: represents return of 100% of operating earnings, plus return of $750mm post-closing
4 - As per AXIS presentation dated 6/1/2015: represents net effect on Operating RoE from over $60mm of pre-tax income from third-party capital vehicles. $150mm in freed up capital used to repurchase shares on 12/31/2016

62

EXOR

2017 BUSINESS PLAN TARGETS OF THE COMBINED AXIS/PARTNERRE ENTITY NOT REALISTIC (3/3)

	'17 Operating RoE	Key questions not addressed
Income Growth[1]	~0.6%	• The AXIS/PartnerRe 2017 business plan assumes $50mn of incremental Primary Insurance pre-tax underwriting income in 2017, implying ~64% growth in Net Premium Earned (+$1.2 billion): - How realistic are these targets given that PartnerRe has no insurance operations and hence adds no market presence? - Why were these targets not achievable by AXIS on a standalone basis? • The AXIS/PartnerRe business plan assumes new sources of incremental growth through expansion into new geographies (e.g. Latam, Middle East): - Given the importance of building infrastructure and client proximity in Primary Insurance, what will be the required investments for these new market entries? - How many years to break-even? How many years to earn returns in line with cost of capital? • In an environment where excess capital is shifting to Primary Insurance and other companies are looking to achieve scale in Primary Insurance on a global basis through M&A (e.g. XL/Catlin, Allied World acquisition of RSA Hong Kong and Singapore operations), how realistic and profitable will be a business plan focused mainly on aggressive organic growth in Primary Insurance? • Which actions will be undertaken in the Life and A&H business to deliver $20mn of incremental pre-tax underwriting income in 2017? • Given that more than 125% of 2015-17 operating earnings are being distributed to common shareholders, how will this aggressive growth in Primary Insurance and Life and A&H be financed?

63

1 - As per AXIS presentation dated 6/1/2015: Represents incremental $50mm of insurance pre-tax underwriting income and incremental $20mm of Life and A&H pre-tax underwriting income in 2017

EXOR

64 RISK OF MULTIPLE COMPRESSION FOR THE COMBINED AXIS / P ARTNER R E H ISTORICAL V OLATILITY VS . R EINSURANCE B USINESS M IX 2010 – 2014 Volatility 1 Reinsurance Business Mix 2 1 – Earnings volatility based on annual net income from 2010 to 2014 and calculated as the standard deviation divided by the ave rage 2 – Based on 2014 reported gross premiums written - 20% 40% 60% 80% 100% 120% 140% - 20% 40% 60% 80% 100% Size Represented by P/TBV Multiple AXS Standalone AXS – PRE Combined XL AGII MRH ENH AHL ACE AWH ACGL RE RNR VR ▪ The combined AXIS / PartnerRe will have higher volatility than AXIS on a standalone basis, leading to a higher cost of capital ▪ The combined AXIS / PartnerRe will have also a business mix that consists of 60% Reinsurance vs. AXIS’ standalone of 46% ▪ Both factors will lead to risk of P/TBV multiple compression

65 0.55x 0.70x 0.85x 1.00x 1.15x 5/5/10 5/5/11 5/5/12 5/5/13 5/5/14 5/5/15 AXIS Average P/TBV: 0.89x Source: Capital IQ and Company Filings 1 – AXIS through 5/5/2015 (last trading day prior to takeover speculation for AXIS, if the AXIS Agreement Is terminated) 2 - As per PartnerRe presentation dated 6/1/2015, TBV as of 12/31/2015 3 – Represents AXIS share price multiplied by the exchange ratio of 2.18x + the pre - close special dividend of $11.50 per share IF AXIS P/TBV REVERTS TO ITS 5 - Yr AVERAGE, P ARTNER R E SHAREHOLDERS WILL RECEIVE $111 PER SHARE UNDER THE AXIS TRANSACTION AXIS P/TBV – L AST 5 Y EARS THROUGH M AY , 5 2015 1 1.02x Under the AXIS transaction, PartnerRe shareholders will receive securities with a diluted TBVPS of ~$51 2 : ▪ Using the AXIS P/TBVPS multiple as of 5/5/15, PartnerRe shareholders receive AXIS shares worth ~$52 each, resulting in ~$125 3 of value in exchange for each PartnerRe share ▪ Using the AXIS average P/TBVPS multiple over the past 5 years, PartnerRe shareholders receive AXIS shares worth ~$45 each, resulting in ~$111 3 of value in exchange for each PartnerRe share ▪ EXOR’s all - cash $137.50 per share offer represents a 10% premium to the AXIS offer as of 5/5/15 3 and a 24% premium to the AXIS offer based on a 5 - year historical P/TBVPS multiple AXIS own - selected p eer average: P/TBV: 1.16x. AXIS never traded at these levels over the past 5 years